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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 1997, which appears on page 62 of the 1997 Annual Report to Shareholders of The Perkin-Elmer Corporation, which is incorporated by reference in The Perkin-Elmer Corporation's Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Stamford, CT
January 22, 1998